EXHIBIT J

SCHEDULE 13D

JOINT FILING AGREEMENT

Each of the undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.

Each of the undersigned acknowledge that it shall be responsible for the timely filing of the foregoing statement and all amendments thereto, and for the completeness and accuracy of the information concerning it contained therein; but shall not be responsible for the completeness and accuracy of the information concerning the other persons making the filing, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: May 27, 2003

BANK OF AMERICA CORPORATION

By: /s/ Charles F. Bowman

Charles F. Bowman

Senior Vice President

NB HOLDINGS CORPORATION

By: /s/ Charles F. Bowman

Charles F. Bowman

Senior Vice President

BANK OF AMERICA, N.A.

By: /s/ Charles F. Bowman

Charles F. Bowman

Senior Vice President

BANA (#1) LLC

By: Bank of America, N.A.

its sole member and manager

By: /s/ Charles F. Bowman

Charles F. Bowman

Senior Vice President

BANC OF AMERICA STRATEGIC

SOLUTIONS, INC.

By: /s/ Eric S. Woodward

Eric S. Woodward

Vice President